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		SUBSIDIARIES OF FIRST NATIONWIDE HOLDINGS INC.


	NAME                                    STATE OF INCORPORATION
        ----                                    ----------------------

 1. FNB Holdings, Inc.                                   Texas
 2. FNB Mortgage Corp.                                   California
 3. First Prudential Corporation                         Missouri
 4. Niles Investment Company                             Illinois
 5. FN Investment Center                                 California
 6. FN Investment Center of New York                     New York
 7. Cal Fed Investment Services                          California
 8. Franciscan Financial Corporation                     California
 9. San Francisco Auxiliary Corporation                  California
10. Capital Conveyance Company                           California
11. Development Credit Corporation                       California
12. Cal Fed Syndications                                 California
13. California Communities, Inc.                         California
14. Cal Fed Service Corporation                          California
15. Cal Fed Credit, Inc.                                 California
16. Cal Fed Credit of Texas, Inc.                        Texas
17. Cal Fed Enterprises                                  California
18. CFE Potrero Corporation                              California
19. CF Management Corp.                                  California
20. CF Recovery Corp. One                                California
21. CF Recovery Corp. Two                                California
22. Crabtree Valley Hotel, Inc.                          North Carolina
23. Point Clear Bay Hotel, Inc.                          Alabama
24. Cal Fed Mortgage Company                             California
25. XCF Acceptance Corporation                           California
26. FNB Real Estate Corp.                                Texas
27. FGB Realty Advisors, Inc.                            Texas
28. California Federal Preferred Capital Corporation     Maryland
29. First Nationwide Mortgage Corporation                Delaware
30. FNC Insurance Agency, Inc.                           California
31. Cal Fed Insurance Agency, Inc.                       California
32. FNMC Mortgage Services, Inc.                         Delaware
33. First Nationwide Mortgage Services, Inc.             Texas
34. Master Mortgage Company                              California
35. Sierra Network                                       California
36. FN Investment Center of Nevada                       Nevada
37. California Federal Bank, A                           chartered under
      Federal Savings Bank                               federal law